Lithia Reports Adjusted EPS of $1.74 for Fourth Quarter 2015 and $7.02 for Full Year 2015; Fourth Quarter Adjusted Net Income Increases 23%

Declares $0.20 per Share Dividend for the Fourth Quarter

MEDFORD, OR -- (Marketwired - February 24, 2016) - Lithia Motors, Inc. (NYSE: LAD) reported the highest fourth quarter and full year adjusted net income in company history and increased adjusted net income 23% for the fourth quarter 2015 over the prior year period.

2015 fourth quarter adjusted net income was $46.1 million or $1.74 per diluted share, compared to 2014 fourth quarter adjusted net income of $37.5 million, or $1.42 per diluted share.

Unadjusted net income for the fourth quarter 2015 was $47.7 million, or $1.80 per diluted share, compared to $41.1 million, or $1.55 per diluted share, for the fourth quarter of 2014. As shown in the attached non-GAAP reconciliation tables, the 2015 fourth quarter adjusted results exclude a $0.06 net non-core benefit related to an equity investment offset by an asset impairment charge. The 2014 fourth quarter adjusted results exclude a $0.13 non-core net benefit from an equity investment and a non-core tax attribute offset by a charge related to acquisition expenses.

Fourth quarter 2015 revenue increased $200.0 million, or 11%, to $2.0 billion from $1.8 billion for the fourth quarter 2014.

Fourth Quarter-over-Quarter Operating Highlights:

  Total same store sales increased 9%
  New vehicle same store sales increased 7%
  Used vehicle retail same store sales increased 12%
  Service, body and parts same store sales increased 10%
  Same store F&I per unit increased $69 to $1,189
  SG&A expense as a percentage of gross profit was 68.2%

For the full year 2015, revenues increased 46% to $7.9 billion from $5.4 billion in 2014.

Full Year-over-Year Operating Highlights:

  Total same store sales increased 11%
  New vehicle same store sales increased 9%
  Used vehicle retail same store sales increased 13%
  Service, body and parts same store sales increased 10%
  Same store F&I per unit increased $73 to $1,244
  Adjusted SG&A expense as a percentage of gross profit was 67.9%

"2015 finished ahead of our expectations," said Bryan DeBoer, President and CEO. "Despite significant headwinds reported by some in the industry, our store leaders successfully responded to their local market conditions. As a result of their efforts, we achieved our third and fourth EPS milestones by exceeding $7.00 per share in 2015. Our entrepreneurial culture, where each store has the autonomy to make individual decisions, will drive continued operational improvement. This improvement, along with growth through acquisitions, will be critical to achieving our next milestone of $8.00 per share."

For 2015, adjusted net income per diluted share increased 37% to $7.02 from $5.11 for 2014. Unadjusted net income from continuing operations was $6.91 per diluted share for 2015 compared to $5.14 per diluted share for 2014.

Chris Holzshu, SVP and CFO, said, "We are focused on two primary objectives: efficiently operating our stores and prudently allocating capital. We finished 2015 with adjusted SG&A as a percentage of gross profit at 67.9% and incremental same store throughput of 50%. We also allocated over $46 million in capital to repurchase shares since January 1, 2016. Our preferred use of capital will be growth through acquisitions, but we will look for opportunities to repurchase stock when we deem it to be an attractive use of funds."

Corporate Development
As previously announced, since October 2015 we acquired a Chrysler Jeep Dodge Ram Fiat store in Concord, California; a Chrysler Jeep Dodge Ram Alpha Fiat in Spokane, Washington; a Subaru store in Riverside, California and a Toyota store in Milford, Massachusetts. We estimate these stores will contribute approximately $200 million in annual revenues.

Bryan DeBoer, President and CEO, stated, "We acquired over $2.7 billion in annual revenues in 2014, and followed that by adding nine stores over the last 14 months with an estimated $380 million in annual revenues. We are excited to have acquired our first stores within the DCH metropolitan strategy on both the east and west coasts of the United States. We are continuing to actively seek acquisitions and anticipate further transactions in both rural and metropolitan markets."

Balance Sheet Update
We ended 2015 with $45 million in cash and $134 million in availability under our credit facilities. Additionally, approximately $211 million of our operating real estate is currently unfinanced, which we estimate could provide an additional $159 million in available liquidity, for total potential liquidity of $338 million.

Dividend Payment and Share Repurchase
Our Board of Directors has approved a dividend of $0.20 per share related to fourth quarter 2015 financial results. We expect to pay the dividend March 25, 2016 to shareholders of record on March 11, 2016.

Since the fourth quarter 2015, we have repurchased approximately 595,000 shares at a weighted average price of $79.11 per share. Under our existing share repurchase authorization, approximately 676,000 shares remain available for purchase.

2016 Outlook
We project 2016 first quarter earnings of $1.47 to $1.51 per diluted share and 2016 full year earnings of $7.30 to $7.50 per diluted share. Both projections are based on the following annual assumptions:

  Total revenues of $8.4 to $8.5 billion
  New vehicle sales increasing 5.5%
  New vehicle gross margin of 5.8% to 6.0%
  Used vehicle sales increasing 6.0%
  Used vehicle gross margin of 12.4% to 12.6%
  Service body and parts sales increasing 5.0%
  Service body and parts gross margin of 49.0% to 49.4%
  Finance and insurance gross profit of $1,210 per unit
  Tax rate of 40.0%
  Average diluted shares outstanding of 26.0 million

These projections exclude the impact of future acquisitions, dispositions and non-core items. Actual results may be affected by items described under Forward-Looking Statements below.

Fourth Quarter Earnings Conference Call and Updated Presentation
The fourth quarter conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the fourth quarter results has been added to www.lithiainvestorrelations.com.

To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia
Lithia Motors, Inc. is one of the largest automotive retailers in the United States. Lithia sells 31 brands of new vehicles and all brands of used vehicles at 139 stores in 15 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiainvestorrelations.com
www.lithiacareers.com

Lithia Motors on Facebook
www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "project," "outlook," "expect," "anticipate," "intend," "plan," "believe," "estimate," "may," "seek," "would," "should," "likely," "goal," "strategy," "future," "maintain," "continue," "remain," "target" or "will" and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding:

  Expected operating results, such as improved store efficiency and performance; generating 2016 first quarter earnings per share of $1.47 to $1.51 per diluted share and 2016 full year earnings of $7.30 to $7.50 per diluted share and all projections set forth under the headings "2016 Outlook";
  The increase in our annual revenues that we estimate will result from dealerships that we acquired;
  Anticipated ability to improve store performance;
  Anticipated additions of dealership locations to our portfolio in the future; and
  Anticipated availability of liquidity from our credit facility and unfinanced operating real estate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), government regulations, legislation and others set forth throughout Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations and in Part I, Item 1A. Risk Factors of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures
This press release and the attached financial tables contain non-GAAP financial measures such as adjusted net income and diluted earnings per share from continuing operations, adjusted SG&A as a percentage of revenues and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, and adjusted pre-tax margin. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands except per share data)

                              Three months ended                     %
                                 December 31,        Increase    Increase
                            ----------------------
                               2015        2014     (Decrease)  (Decrease)
                            ----------  ----------  ----------  ----------
Revenues:
New vehicle retail          $1,167,893  $1,071,543  $   96,350         9.0%
Used vehicle retail            469,399     409,591      59,808        14.6
Used vehicle wholesale          63,054      59,867       3,187         5.3
Finance and insurance           69,318      60,057       9,261        15.4
Service, body and parts        193,024     172,398      20,626        12.0
Fleet and other                 30,594      19,851      10,743        54.1
                            ----------  ----------  ----------  ----------
  Total revenues             1,993,282   1,793,307     199,975        11.2
Cost of sales:
New vehicle retail           1,095,796   1,006,025      89,771         8.9
Used vehicle retail            412,572     359,099      53,473        14.9
Used vehicle wholesale          62,744      59,560       3,184         5.3
Service, body and parts         98,241      88,097      10,144        11.5
Fleet and other                 30,506      19,405      11,101        57.2
                            ----------  ----------  ----------  ----------
  Total cost of sales        1,699,859   1,532,186     167,673        10.9
                            ----------  ----------  ----------  ----------
Gross profit                   293,423     261,121      32,302        12.4
Asset impairments                5,733       1,853       3,880          NM
SG&A expense                   200,219     184,288      15,931         8.6
Depreciation and
 amortization                   11,056       8,964       2,092        23.3
                            ----------  ----------  ----------  ----------
Income from operations          76,415      66,016      10,399        15.8
Floor plan interest expense     (5,279)     (4,535)        744        16.4
Other interest expense          (4,791)     (4,848)        (57)       (1.2)
Other income, net                   25          89         (64)      (71.9)
                            ----------  ----------  ----------  ----------
Income before income taxes      66,370      56,722       9,648        17.0
Income tax expense             (18,638)    (15,582)      3,056        19.6
Income tax rate                   28.1%       27.5%
                            ----------  ----------  ----------  ----------
Net income                  $   47,732  $   41,140  $    6,592        16.0%
                            ==========  ==========  ==========  ==========

Diluted net income per
 share:
Net income per share        $     1.80  $     1.55  $     0.25        16.1%

Diluted shares outstanding      26,462      26,517         (55)       (0.2)%
NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

                               Three months ended                     %
                                  December 31,        Increase    Increase
                             ----------------------
                                2015        2014     (Decrease)  (Decrease)
                             ----------  ----------  ----------  ----------
Gross margin
New vehicle retail                  6.2%        6.1%     10 bps
Used vehicle retail                12.1        12.3    (20) bps
Used vehicle wholesale              0.5         0.5       - bps
Finance and insurance             100.0       100.0       - bps
Service, body and parts            49.1        48.9      20 bps
Fleet and other                     0.3         2.2   (190) bps
Gross profit margin                14.7        14.6      10 bps

Unit sales
New vehicle retail               34,350      32,064       2,286         7.1%
Used vehicle retail              24,010      21,562       2,448        11.4
Total retail units sold          58,360      53,626       4,734         8.8
Used vehicle wholesale            9,345       9,029         316         3.5

Average selling price
New vehicle retail           $   34,000  $   33,419  $      581         1.7%
Used vehicle retail              19,550      18,996         554         2.9
Used vehicle wholesale            6,747       6,631         116         1.7

Average gross profit per
 unit
New vehicle retail           $    2,099  $    2,043  $       56         2.7%
Used vehicle retail               2,367       2,342          25         1.1
Used vehicle wholesale               33          34          (1)       (2.9)
Finance and insurance             1,188       1,120          68         6.1
Total vehicle(1)                  3,402       3,289         113         3.4

Revenue mix
New vehicle retail                 58.6%       59.8%
Used vehicle retail                23.5        22.8
Used vehicle wholesale              3.2         3.3
Finance and insurance, net          3.5         3.3
Service, body and parts             9.7         9.6
Fleet and other                     1.5         1.2

                                       Adjusted             As reported
                                 --------------------  --------------------
                                  Three months ended    Three months ended
                                      December 31,          December 31,
                                 --------------------  --------------------
Other metrics                       2015       2014       2015       2014
                                 ---------  ---------  ---------  ---------
SG&A as a % of revenue                10.0%      10.2%      10.0%      10.3%
SG&A as a % of gross profit           68.2       70.3       68.2       70.6
Operating profit as a % of
 revenue                               4.1        3.8        3.8        3.7
Operating profit as a % of gross
 profit                               28.0       26.3       26.0       25.3
Pretax margin                          3.7        3.4        3.3        3.2
Net profit margin                      2.3        2.1        2.4        2.3

(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

                               Three Months Ended                     %
                                  December 31,        Increase    Increase
                             ----------------------
                                2015        2014     (Decrease)  (Decrease)
                             ----------  ----------  ----------  ----------
Revenues
New vehicle retail           $1,137,113  $1,067,701  $   69,412         6.5%
Used vehicle retail             457,112     407,453      49,659        12.2
Used vehicle wholesale           62,219      59,753       2,466         4.1
Finance and insurance            67,521      59,758       7,763        13.0
Service, body and parts         189,285     171,704      17,581        10.2
Fleet and other                  30,504      19,851      10,653        53.7
                             ----------  ----------  ----------
Total revenues               $1,943,754  $1,786,220  $  157,534         8.8

Gross profit
New vehicle retail           $   70,076  $   65,186  $    4,890         7.5%
Used vehicle retail              55,683      50,231       5,452        10.9
Used vehicle wholesale              281         336         (55)      (16.4)
Finance and insurance            67,521      59,758       7,763        13.0
Service, body and parts          92,999      83,956       9,043        10.8
Fleet and other                      83         445        (362)      (81.3)
                             ----------  ----------  ----------
Total gross profit           $  286,643  $  259,912  $   26,731        10.3

Gross margin
New vehicle retail                  6.2%        6.1%     10 bps
Used vehicle retail                12.2        12.3    (10) bps
Used vehicle wholesale              0.5         0.6    (10) bps
Finance and insurance             100.0       100.0       - bps
Service, body and parts            49.1        48.9      20 bps
Fleet and other                     0.3         2.2   (190) bps
Gross profit margin                14.7        14.6      10 bps

Unit sales
New vehicle retail               33,443      31,921       1,522         4.8%
Used vehicle retail              23,355      21,430       1,925         9.0
Total retail units sold          56,798      53,351       3,447         6.5
Used vehicle wholesale            9,176       8,995         181         2.0

Average selling price
New vehicle retail           $   34,002  $   33,448  $      554         1.7%
Used vehicle retail              19,572      19,013         559         2.9
Used vehicle wholesale            6,781       6,643         138         2.1

Average gross profit per
 unit
New vehicle retail           $    2,095  $    2,042  $       53         2.6%
Used vehicle retail               2,384       2,344          40         1.7
Used vehicle wholesale               31          37          (6)      (16.2)
Finance and insurance             1,189       1,120          69         6.2
Total vehicle(1)                  3,408       3,290         118         3.6

(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands except per share data)

                               Twelve months ended                    %
                                  December 31,        Increase    Increase
                             ----------------------
                                2015        2014     (Decrease)  (Decrease)
                             ----------  ----------  ----------  ----------
Revenues:
New vehicle retail           $4,552,301  $3,077,670  $1,474,631        47.9%
Used vehicle retail           1,927,016   1,362,481     564,535        41.4
Used vehicle wholesale          261,530     195,699      65,831        33.6
Finance and insurance           283,018     190,381      92,637        48.7
Service, body and parts         738,990     512,124     226,866        44.3
Fleet and other                 101,397      51,971      49,426        95.1
                             ----------  ----------  ----------  ----------
  Total revenues              7,864,252   5,390,326   2,473,926        45.9
Cost of sales:
New vehicle retail            4,271,931   2,879,486   1,392,445        48.4
Used vehicle retail           1,685,767   1,183,228     502,539        42.5
Used vehicle wholesale          257,073     192,053      65,020        33.9
Service, body and parts         375,069     262,388     112,681        42.9
Fleet and other                  98,778      49,849      48,929        98.2
                             ----------  ----------  ----------  ----------
  Total cost of sales         6,688,618   4,567,004   2,121,614        46.5
                             ----------  ----------  ----------  ----------
Gross profit                  1,175,634     823,322     352,312        42.8
Asset impairments                20,124       1,853      18,271          NM
SG&A expense                    811,175     563,207     247,968        44.0
Depreciation and
 amortization                    41,600      26,363      15,237        57.8
                             ----------  ----------  ----------  ----------
Income from operations          302,735     231,899      70,836        30.5
Floor plan interest expense     (19,534)    (13,861)      5,673        40.9
Other interest expense          (19,491)    (10,742)      8,749        81.4
Other (expense) income, net      (1,006)      3,199      (4,205)         NM
                             ----------  ----------  ----------  ----------
Income from continuing
 operations before income
 taxes                          262,704     210,495      52,209        24.8
Income tax expense              (79,705)    (74,955)      4,750         6.3
Income tax rate                    30.3%       35.6%
                             ----------  ----------  ----------  ----------
Income from continuing
 operations                  $  182,999  $  135,540  $   47,459        35.0%
Income from discontinued
 operations, net of tax              --       3,180      (3,180)         NM
                             ----------  ----------  ----------  ----------
Net income                   $  182,999  $  138,720  $   44,279        31.9%
                             ==========  ==========  ==========  ==========

Diluted net income per
 share:
Continuing operations        $     6.91  $     5.14  $     1.77        34.4%
Discontinued operations              --        0.12       (0.12)         NM
                             ----------  ----------  ----------  ----------
Net income per share         $     6.91  $     5.26  $     1.65        31.4%
                             ==========  ==========  ==========  ==========

Diluted shares outstanding       26,490      26,382         108         0.4%
NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

                              Twelve months ended                    %
                                 December 31,        Increase    Increase
                            ----------------------
                               2015        2014     (Decrease)  (Decrease)
                            ----------  ----------  ----------  ----------
Gross margin
New vehicle retail                 6.2%        6.4%   (20) bps
Used vehicle retail               12.5        13.2    (70) bps
Used vehicle wholesale             1.7         1.9    (20) bps
Finance and insurance            100.0       100.0       - bps
Service, body and parts           49.2        48.8      40 bps
Fleet and other                    2.6         4.1   (150) bps
Gross profit margin               14.9        15.3    (40) bps

Unit sales
New vehicle retail             137,486      91,104      46,382        50.9%
Used vehicle retail             99,109      71,674      27,435        38.3
Total retail units sold        236,595     162,778      73,817        45.3
Used vehicle wholesale          38,167      27,918      10,249        36.7

Average selling price
New vehicle retail          $   33,111  $   33,782  $     (671)       (2.0)%
Used vehicle retail             19,443      19,009         434         2.3
Used vehicle wholesale           6,852       7,010        (158)       (2.3)

Average gross profit per
 unit
New vehicle retail          $    2,039  $    2,175  $     (136)       (6.3)%
Used vehicle retail              2,434       2,501         (67)       (2.7)
Used vehicle wholesale             117         131         (14)      (10.7)
Finance and insurance            1,196       1,170          26         2.2
Total vehicle(1)                 3,420       3,511         (91)       (2.6)

Revenue mix
New vehicle retail                57.9%       57.1%
Used vehicle retail               24.5        25.3
Used vehicle wholesale             3.3         3.6
Finance and insurance, net         3.6         3.5
Service, body and parts            9.4         9.5
Fleet and other                    1.3         1.0

                                    Adjusted               As reported
                             ----------------------  ----------------------
                               Twelve months ended     Twelve months ended
                                  December 31,            December 31,
                             ----------------------  ----------------------
Other metrics                   2015        2014        2015        2014
                             ----------  ----------  ----------  ----------
SG&A as a % of revenue             10.2%       10.3%       10.3%       10.4%
SG&A as a % of gross profit        67.9        67.7        69.0        68.4
Operating profit as a % of
 revenue                            4.3         4.4         3.8         4.3
Operating profit as a % of
 gross profit                      28.5        29.1        25.8        28.2
Pretax margin                       3.8         4.1         3.3         3.9
Net profit margin                   2.4         2.5         2.3         2.5

(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

                              Twelve months ended                    %
                                 December 31,        Increase    Increase
                            ----------------------
                               2015        2014     (Decrease)  (Decrease)
                            ----------  ----------  ----------  ----------
Revenues
New vehicle retail          $3,327,450  $3,056,366  $  271,084         8.9%
Used vehicle retail          1,528,803   1,350,813     177,990        13.2
Used vehicle wholesale         210,468     194,926      15,542         8.0
Finance and insurance          216,590     188,913      27,677        14.7
Service, body and parts        560,717     508,585      52,132        10.3
Fleet and other                 72,984      51,971      21,013        40.4
                            ----------  ----------  ----------
Total revenues              $5,917,012  $5,351,574  $  565,438        10.6%

Gross profit
New vehicle retail          $  205,802  $  196,354  $    9,448         4.8%
Used vehicle retail            197,380     177,999      19,381        10.9
Used vehicle wholesale           4,022       3,782         240         6.3
Finance and insurance          216,590     188,913      27,677        14.7
Service, body and parts        274,855     247,900      26,955        10.9
Fleet and other                  2,261       2,121         140         6.6
                            ----------  ----------  ----------
Total gross profit          $  900,910  $  817,069  $   83,841        10.3%

Gross margin
New vehicle retail                 6.2%        6.4%   (20) bps
Used vehicle retail               12.9        13.2    (30) bps
Used vehicle wholesale             1.9         1.9       - bps
Finance and insurance            100.0       100.0       - bps
Service, body and parts           49.0        48.7      30 bps
Fleet and other                    3.1         4.1   (100) bps
Total gross profit                15.2        15.3    (10) bps

Unit sales
New vehicle retail              96,556      90,352       6,204         6.9%
Used vehicle retail             77,552      70,967       6,585         9.3
Total retail units sold        174,108     161,319      12,789         7.9
Used vehicle wholesale          28,613      27,696         917         3.3

Average selling price
New vehicle retail          $   34,461  $   33,827  $      634         1.9%
Used vehicle retail             19,713      19,034         679         3.6
Used vehicle wholesale           7,356       7,038         318         4.5

Average gross profit per
 unit
New vehicle retail          $    2,131  $    2,173  $      (42)       (1.9)%
Used vehicle retail              2,545       2,508          37         1.5
Used vehicle wholesale             141         137           4         2.9
Finance and insurance            1,244       1,171          73         6.2
Total vehicle(1)                 3,583       3,515          68         1.9

(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Segment Operating Highlights (Unaudited)

                               Three months ended                     %
                                  December 31,        Increase    Increase
                             ----------------------
                                2015        2014     (Decrease)  (Decrease)
                             ----------  ----------  ----------  ----------
Revenues
Domestic                     $  761,780  $  673,459  $   88,321        13.1%
Import                          825,227     732,784      92,443        12.6
Luxury                          406,581     385,774      20,807         5.4
                             ----------  ----------  ----------
Total segment revenues        1,993,588   1,792,017     201,571        11.2
Corporate and other                (306)      1,290      (1,596)         NM
                             ----------  ----------  ----------
Total revenues               $1,993,282  $1,793,307  $  199,975        11.2

Segment Income(1)
Domestic                     $   23,672  $   22,360  $    1,312         5.9%
Import                           21,706      13,518       8,188        60.6
Luxury                           10,627      11,202        (575)       (5.1)
                             ----------  ----------  ----------
                                 56,005      47,080       8,925        19.0
Corporate and other              26,187      23,365       2,822        12.1
Depreciation and
 amortization                   (11,056)     (8,964)     (2,092)       23.3
Other interest expense           (4,791)     (4,848)         57        (1.2)
Other (expense) income, net          25          89         (64)      (71.9)
                             ----------  ----------  ----------
Income from continuing
 operations before income
 taxes                       $   66,370  $   56,722  $    9,648        17.0

(1) Segment income for each of the segments is defined as Income from continuing operations before income taxes, less Depreciation and amortization, Other interest expense and Other income, net.

Retail New Vehicle Unit Sales
Domestic                           11,074     10,017      1,057        10.6%
Import                             18,431     17,090      1,341         7.8
Luxury                              4,906      4,987        (81)       (1.6)
                                ---------  ---------  ---------
Total                              34,411     32,094      2,317         7.2
Allocated to management               (61)       (30)       (31)         NM
                                ---------  ---------  ---------
Total retail new vehicle unit
 sales                             34,350     32,064      2,286         7.1
NM - not meaningful

Lithia Motors, Inc.
Segment Operating Highlights (Unaudited)

                               Twelve months ended                    %
                                  December 31,        Increase    Increase
                             ----------------------
                                2015        2014     (Decrease)  (Decrease)
                             ----------  ----------  ----------  ----------
Revenues
Domestic                     $3,034,849  $2,566,473  $  468,376        18.2%
Import                        3,334,983   1,893,034   1,441,949        76.2
Luxury                        1,490,632     926,856     563,776        60.8
                             ----------  ----------  ----------
Total segment revenues        7,860,464   5,386,363   2,474,101        45.9
Corporate and other               3,788       3,963        (175)       (4.4)
                             ----------  ----------  ----------
Total revenues               $7,864,252  $5,390,326  $2,473,926        45.9

Segment Income(1)
Domestic                     $  115,525  $   96,888  $   18,637        19.2%
Import                           98,371      50,870      47,501        93.4
Luxury                           36,391      25,448      10,943        43.0
                             ----------  ----------  ----------
Total segment income            250,287     173,206      77,081        44.5
Corporate and other              74,514      71,195       3,319         4.7
Depreciation and
 amortization                   (41,600)    (26,363)    (15,237)       57.8
Other interest expense          (19,491)    (10,742)     (8,749)       81.4
Other (expense) income, net      (1,006)      3,199      (4,205)         NM
                             ----------  ----------  ----------
Income from continuing
 operations before income
 taxes                       $  262,704  $  210,495  $   52,209        24.8

(1) Segment income for each of the segments is defined as Income from continuing operations before income taxes, less Depreciation and amortization, Other interest expense and Other income, net.

Retail New Vehicle Unit Sales
Domestic                           44,926     39,006      5,920        15.2%
Import                             75,245     41,722     33,523        80.3
Luxury                             17,556     10,570      6,986        66.1
                                ---------  ---------  ---------
Total                             137,727     91,298     46,429        50.9
Allocated to management              (241)      (194)       (47)         NM
                                ---------  ---------  ---------
Total retail new vehicle unit
 sales                            137,486     91,104     46,382        50.9

NM - not meaningful

Lithia Motors, Inc.
Other Highlights (Unaudited)

                                                           As of
                                                December 31,   December 31,
                                               -------------- --------------
                                                    2015           2014
                                               -------------- --------------
Days Supply(1)
New vehicle inventory                                      67             62
Used vehicle inventory                                     55             53

(1) Days supply calculated based on current inventory levels, excluding in-
transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
                                  Requirement        As of December 31, 2015
                          -------------------------- -----------------------
Current ratio                Not less than 1.10 to 1               1.26 to 1
Fixed charge coverage
 ratio                       Not less than 1.20 to 1               3.36 to 1
Leverage ratio               Not more than 5.00 to 1               1.79 to 1
Funded debt restriction   Not more than $600 million          $413.4 million

Lithia Motors, Inc.
Other Highlights (Unaudited)

                                Three months ended     Twelve months ended
                                   December 31,           December 31,
                               --------------------  ----------------------
                                  2015       2014       2015        2014
                               ---------  ---------  ----------  ----------
New vehicle unit sales brand
 mix
Honda, Acura                        22.2%      22.7%       22.4%       13.2%
Toyota, Lexus                       19.7       19.3        19.9        15.6
Chrysler                            18.4       17.8        18.8        24.6
General Motors                       8.9        9.3         9.2        12.5
Subaru                               7.4        7.0         6.9         8.7
BMW, Mini                            6.9        7.9         5.9         6.8
Ford                                 4.9        4.1         4.7         5.6
Nissan                               3.5        3.8         3.7         3.7
Volkswagen, Audi                     2.9        3.0         3.1         2.8
Hyundai                              1.9        1.6         2.1         2.5
Mercedes Benz                        1.6        1.9         1.5         2.2
Kia                                  1.2        1.1         1.3         1.1
Other                                0.5        0.5         0.5         0.7

                                Three months ended     Twelve months ended
                                   December 31,           December 31,
                               --------------------  ----------------------
                                  2015       2014       2015        2014
                               ---------  ---------  ----------  ----------
Revenue geographic mix
California                          22.0%      21.4%       21.6%       15.8%
Oregon                              16.8       16.0        16.7        20.2
Texas                               13.6       14.9        15.0        20.7
New Jersey                          15.1       15.2        14.6         5.0
Montana                              6.2        5.5         6.0         7.3
Alaska                               5.4        5.4         5.4         6.6
Washington                           5.5        5.9         5.2         6.8
Nevada                               3.0        3.3         3.0         4.2
New York                             2.8        2.8         2.9         0.9
Idaho                                2.8        2.9         2.9         3.9
Iowa                                 2.7        3.1         2.8         3.9
Hawaii                               1.9        1.3         1.5         1.5
North Dakota                         1.4        1.4         1.5         1.9
New Mexico                           0.8        0.9         0.9         1.3

                                                   As of February 24, 2016
                                                  -------------------------
Current store count mix                            # of stores  % of total
                                                  ------------ ------------
Chrysler                                                    27         19.4%
Honda, Acura                                                21         15.1
Toyota, Lexus                                               20         14.4
General Motors                                              17         12.2
BMW, Mini                                                   11          7.9
Volkswagen, Audi                                             8          5.8
Ford                                                         7          5.0
Subaru                                                       8          5.8
Nissan                                                       6          4.3
Hyundai                                                      4          2.9
Mercedes Benz                                                4          2.9
Other                                                        6          4.3

Lithia Motors, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands)

                                                December 31,   December 31,
                                                    2015           2014
                                               -------------  -------------
Cash and cash equivalents                      $      45,008  $      29,898
Trade receivables, net                               308,462        295,379
Inventories, net                                   1,470,987      1,249,659
Other current assets                                  54,408         32,010
Assets held for sale                                      --          8,563
                                               -------------  -------------
Total current assets                           $   1,878,865  $   1,615,509

Property and equipment, net                          876,660        816,745
Goodwill                                             213,220        199,375
Franchise value                                      157,699        150,892
Other non-current assets                             100,855         98,411
                                               -------------  -------------
Total assets                                   $   3,227,299  $   2,880,932
                                               =============  =============

Floor plan notes payable                       $      48,083  $      41,047
Floor plan notes payable: non trade                1,265,872      1,137,632
Current maturities of long-term debt                  38,891         31,912
Trade payables                                        70,871         70,853
Accrued liabilities                                  167,108        153,661
Deferred income taxes                                     --          2,603
Liabilities related to assets held for sale               --          4,892
                                               -------------  -------------
Total current liabilities                      $   1,590,825  $   1,442,600

Long-term debt                                       606,463        609,066
Deferred revenue                                      66,734         54,403
Deferred income taxes                                 53,129         42,795
Other long-term liabilities                           81,984         58,963
                                               -------------  -------------
Total liabilities                              $   2,399,135  $   2,207,827
                                               -------------  -------------

Class A common stock                                 258,410        276,058
Class B common stock                                     316            319
Additional paid-in capital                            38,822         29,775
Accumulated other comprehensive loss                    (277)          (926)
Retained earnings                                    530,893        367,879
                                               -------------  -------------
Total liabilities & stockholders' equity       $   3,227,299  $   2,880,932
                                               =============  =============

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In thousands)

                                                    Twelve months ended
                                                       December 31,
                                               ----------------------------
                                                    2015           2014
                                               -------------  -------------
Net income                                     $     182,999  $     138,720
Adjustments to reconcile net income to net
 cash provided by operating activities:
Asset impairments                                     20,124          1,853
Depreciation and amortization                         41,600         26,363
Stock-based compensation                              11,871          7,436
Loss on disposal of assets                               203            271
Gain on sale of franchise                             (5,919)        (5,744)
Deferred income taxes                                 12,341         13,355
Excess tax benefit from share-based payment
 arrangements                                         (5,012)        (6,186)
(Increase) decrease:
  Trade receivables, net                             (13,047)       (59,474)
  Inventories                                       (197,079)       (76,002)
  Other assets                                       (31,620)       (31,182)
Increase (decrease):
  Floor plan notes payable, net                        7,035           (647)
  Trade payables                                         674         (3,105)
  Accrued liabilities                                 16,273        (13,472)
  Other long-term liabilities and deferred
   revenue                                            33,766         38,133
                                               -------------  -------------
Net cash provided by operating activities      $      74,209  $      30,319
                                               =============  =============

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In thousands)

                                                    Twelve months ended
                                                       December 31,
                                               ----------------------------
Net cash provided by operating activities           2015           2014
                                               -------------  -------------
As reported                                    $      74,209  $      30,319
  Floor plan notes payable, non-trade, net           136,201        440,341
  Borrowings on floor plan notes payable
   associated with acquired inventory                (25,642)      (257,363)
                                               -------------  -------------
Adjusted                                       $     184,768  $     213,297
                                               =============  =============

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands, except for per share data)

                                  Three Months Ended December 31, 2015
                            -----------------------------------------------
                                                        Equity
                                                      investment
                                As         Asset      fair value
                             reported   Impairments   adjustment   Adjusted
                            ---------  ------------  -----------  ---------
Asset impairments           $   5,733  $     (1,603) $    (4,130) $      --

Income from operations         76,415         1,603        4,130     82,148

Other (expense) income, net        25            --        1,733      1,758

Income from continuing
 operations before income
 taxes                      $  66,370  $      1,603  $     5,864  $  73,837
Income tax expense            (18,638)         (605)      (8,516)   (27,759)
                            ---------  ------------  -----------  ---------
Net income from continuing
 operations                 $  47,732  $        998  $    (2,652) $  46,078
                            =========  ============  ===========  =========

Diluted earnings per share
 from continuing operations $    1.80  $       0.04  $     (0.10) $    1.74
Diluted share count            26,462

                             Three Months Ended December 31, 2014
                  ---------------------------------------------------------
                                            Equity
                                          investment
                      As     Acquisition  fair value      Tax
                   reported    expenses   adjustment  attributes   Adjusted
                  ---------  -----------  ----------  ----------  ---------
Asset impairments $   1,853  $        --  $   (1,853) $       --  $      --

Selling, general
 and
 administrative     184,288         (819)         --          --    183,469

Income from
 operations          66,016          819       1,853          --     68,688

Other (expense)
 income, net             90           --       1,160          --      1,250

Income from
 continuing
 operations
 before income
 taxes            $  56,722  $       819  $    3,013  $       --  $  60,554
Income tax
 expense            (15,583)        (338)     (6,506)       (600)   (23,027)
                  ---------  -----------  ----------  ----------  ---------
Net income from
 continuing
 operations       $  41,139  $       481  $   (3,493) $     (600) $  37,527
                  =========  ===========  ==========  ==========  =========

Diluted earnings
 per share from
 continuing
 operations       $    1.55  $      0.02  $    (0.13) $    (0.02) $    1.42
Diluted share
 count               26,517

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands, except for per share data)

                          Twelve Months Ended December 31, 2015
             ---------------------------------------------------------------
                       Disposal
                        (gain)/                          Equity
                        loss on                        investment
                 As     sale of    Asset    Transition fair value
             reported   stores  impairments agreement  adjustment  Adjusted
             --------- -------- ----------- ---------- ---------- ----------
Asset
 impairments $ 20,124  $    --  $   (3,603) $      --  $ (16,521) $      --

Selling,
 general and
 administra-
 tive         811,175    5,919          --    (18,296)        --    798,798

Income from
 operations   302,735   (5,919)      3,603     18,296     16,521    335,236

Other
 (expense)
 income, net   (1,006)      --          --         --      6,930      5,924

Income from
 continuing
 operations
 before
 income
 taxes       $262,704  $(5,919) $    3,603  $  18,296  $  23,451  $ 302,135
Income tax
 expense      (79,705)   2,309      (1,385)    (6,507)   (30,832)  (116,120)
             --------  -------  ----------  ---------  ---------  ---------
Net income
 from
 continuing
 operations  $182,999  $(3,610) $    2,218  $  11,789  $  (7,381) $ 186,015
             ========  =======  ==========  =========  =========  =========

Diluted
 earnings
 per share
 from
 continuing
 operations  $   6.91  $ (0.14) $     0.08  $    0.45  $   (0.28) $    7.02
Diluted
 share count   26,490

                          Twelve Months Ended December 31, 2014
             ---------------------------------------------------------------
                                                Equity
                                              investment
                 As     Reserve   Acquisition fair value    Tax
             reported adjustments  expenses   adjustment attribute Adjusted
             --------- ---------- ----------- ---------- --------- --------
Asset
 impairments $  1,853  $      --  $       --  $  (1,853) $     --  $     --

Selling,
 general and
 administra-
 tive         563,207     (3,931)     (1,865)        --        --   557,411

Income from
 operations   231,899      3,931       1,865      1,853        --   239,548

Other
 (expense)
 income, net    3,198         --          --      1,160        --     4,358

Income from
 continuing
 operations
 before
 income
 taxes       $210,495  $   3,931  $    1,865  $   3,013  $     --  $219,304
Income tax
 expense      (74,955)    (1,545)       (720)    (6,506)     (867)  (84,593)
             --------  ---------  ----------  ---------  --------  --------
Net income
 from
 continuing
 operations  $135,540  $   2,386  $    1,145  $  (3,493) $   (867) $134,711
             ========  =========  ==========  =========  ========  ========

Diluted
 earnings
 per share
 from
 continuing
 operations  $   5.14  $    0.09  $     0.04  $   (0.13) $  (0.03) $   5.11
Diluted
 share count   26,382

Contact:
John North
VP Finance and Chief Accounting Officer
(541) 618-5748